EXHIBIT 10.5

ADOBE SYSTEMS INCORPORATED

EXECUTIVE ANNUAL INCENTIVE PLAN

FISCAL YEAR 2011

Purpose:

As part of the total compensation program, Adobe has designed an annual cash-based incentive plan for its 2011 fiscal year for certain executive officers.  This Executive Annual Incentive Plan for Fiscal Year 2011 (“AIP”) is designed to drive revenue growth and operating profits, encourage accountability, drive execution of long-term strategy and annual operating plan objectives, and recognize and reward executives upon the achievement of our objectives.  This AIP operates under, and is subject to the terms of, the Adobe Systems Incorporated Executive Cash Performance Bonus Plan (the “Master Bonus Plan”) that was approved by Adobe’s Board of Directors in January 2011.  Capitalized terms not defined herein have the meanings set forth in the Master Bonus Plan.  Note that the Master Bonus Plan is being submitted for the approval by Adobe’s stockholders at the 2011 Annual Meeting of Stockholders.  If the stockholders do not approve the Master Bonus Plan at that meeting, no bonuses will be paid under this AIP to participants who are determined to be “covered employees” under Section 162(m) for the 2011 fiscal year and such individuals will have no other contractual rights to any annual bonus amounts; however, this AIP will remain in full force and effect for all other eligible participants.

Eligibility:

Executive officers of the Company who are employed (full time or part time) during Adobe’s 2011 fiscal year (the “Performance Period”), who are at least Senior Vice President level, who are regular employees of Adobe at the end of the Performance Period and who remain employees of Adobe through the date the Actual Award is paid are eligible to participate in the AIP.  If an executive officer is hired after the beginning of the AIP Performance Period and the Committee determines that such executive should be eligible to earn compensation under the AIP, the executive officer’s Target Award will be pro-rated based on the actual earned salary during the AIP Performance Period — that is, the Target Award will be calculated by reference to actual salary earned during the AIP Performance Period.  If the executive officer’s salary and/or AIP annual bonus target percent changes during the AIP Performance Period, the officer’s Target Award will be pro-rated based on those adjusted figures as follows:  the Target Award will be based on the number of business days in the AIP Performance Period with the former AIP annual bonus target percent/earned salary and the number of business days in the AIP Performance Period with the new AIP annual bonus target percent/earned salary.  If the executive’s employment terminates before the date the Actual Award is paid, the executive will not be eligible for a bonus payment, or any portion of a bonus payment, except as provided in an applicable severance plan or in an individual retention agreement with an executive.  If an executive is on a leave of absence for the entire AIP Performance Period, the executive is not eligible for an AIP bonus.  If the executive officer is on a leave of absence for a portion of the AIP Performance Period, the officer will be eligible for a bonus under the AIP based on actual salary earned during the Performance Period (exclusive of any salary replacement benefits paid during the leave via insurance) — that is, the Target Award will be calculated by reference to the actual salary earned during the AIP Performance Period.

Employees Covered by Internal Revenue Code Section 162(m):

Notwithstanding the foregoing eligibility provisions, to the extent it determines to be necessary or desirable to achieve full deductibility of bonus compensation awarded under the AIP, the Committee, in its sole discretion, (i) may exclude from participation under the AIP those individuals who are or who may likely be “covered employees” under Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”) whose employment in an eligible position commenced after the Committee established the Threshold Goal (described below), which generally will be a date not later than the 90th day of the AIP Performance Period and (ii) may take other actions as necessary to ensure deductibility of the compensation paid under the AIP.

HOW THE AIP WORKS

AIP Components:

Target Award, Maximum Award, Threshold Goal, Corporate Result, Individual Result, and Actual Award

Target Award:

An annual bonus target percent is designated for each eligible participant by the Committee.  Each participant’s Actual Award (as defined below) is calculated, in part (as further described below), by reference to his or her “Target Award.”  The Target Award equals the product of the annual bonus target percent and the actual base salary earned by the participant in the fiscal year.  For example, a Senior Vice President whose annual bonus target percent is 60% and whose actual earned annual base salary is $400,000 would have his Actual Award calculated by reference to a Target Award of $240,000 ($400,000 x 60%).  The Target Award is the amount that would be earned under the AIP upon achievement at the 100% level of both the Corporate Result and the Individual Result.

Maximum Award:

No executive may earn a bonus in respect of the Performance Period in excess of 200% of his or her Target Award (and in no event more than $5 million) (“Maximum Award”).

Funding the Bonus Pool:

If the Threshold Goal is attained, the AIP will be funded at 200% of the Target Award for all participants, and each participant will be credited with the Maximum Award.  The Company is under no obligation to pay out the entire funding of the bonus pool.

The Threshold Goal is defined as achievement during the Performance Period of at least 90% of the Company’s budgeted GAAP revenue target (“GAAP Revenue”), disregarding the effects of any material acquisitions not incorporated into the operating plan, as set forth in the annual operating plan approved by Adobe’s Board of Directors at the beginning of the fiscal year.  If the Company does not achieve the Threshold Goal, the AIP will not be funded and eligible executives will earn no bonus under the AIP.  If the Company achieves the Threshold Goal, executives will be credited with their Maximum Award that will be adjusted downward to the Actual Award.

Determination of Actual Award:

Upon the funding of the AIP and crediting of the Maximum Award, the Company will determine the actual award earned by that participant (the “Actual Award”) by reducing the Maximum Award based on (i) achievement against specific Company financial goals, as reflected by the calculation of the Corporate Result (defined below), and (ii) achievement against individual performance goals reflected by the calculation of the Individual Result (defined below).  In addition, the Actual Award is subject to further adjustment as described below under “Additional Adjustments to Actual Awards.”

Specifically, each executive’s Actual Bonus under the AIP is reduced from the Maximum Award based on a formula that multiplies the executive’s Target Award by 1) the Corporate Result, and 2) that executive’s Individual Result.

Corporate Result:

If the Company has achieved the Threshold Goal, the “Corporate Result” (expressed as a percentage not to exceed 200%) is determined by calculating the applicable percentage under the AIP matrix (attached) based on the Company’s achievement of both (1) Adjusted Non-GAAP Operating Profit (that is, GAAP operating profit, adjusted to include the operating profit associated with shippable backlog at the end of the fiscal year and to exclude (i) any annual incentive plan payments, (ii) the effects of any material acquisitions not incorporated into the operating plan, (iii) the impact of stock compensation (iv) deferred compensation expense, (v) restructuring charges, and (v) amortization of purchased intangibles, technology license arrangements and incomplete technology) and (2) Adjusted Revenue (that is, GAAP Revenue, adjusted to reflect shippable backlog at the end of the fiscal year and to disregard the effects of any material acquisitions not incorporated into the operating plan).  Achievement of Adjusted Non-GAAP Operating Profit and Adjusted Revenue is determined by reference to the respective targets for such measures set forth in the annual operating plan approved by Adobe’s Board of Directors at the beginning of the fiscal year.  The Company may exercise negative discretion to reduce the Corporate Result, in its sole discretion.  The Corporate Result Percentage is zero, and each participant’s Maximum Award is reduced to zero, if Adobe achieves less than 75% of its Adjusted Non-GAAP Operating Profit target or less than 90% of its Adjusted Revenue target.

Individual Result:

The Committee, in consultation with the CEO (other than with respect to his own performance), determines each participant’s “Individual Result” multiplier (expressed as a percentage not to exceed 100%), based in part on that executive’s achievement of certain goals selected for such executive at the beginning of the AIP Performance Period, with such goals weighted in the sole discretion of the Committee.  If the Corporate Result exceeds 100%, the Individual Result multiplier may also reflect, in the Committee’s discretion, the individual’s contribution toward the achievement of the Corporate Result level in excess of 100%.  No participant will earn an Actual Award under the AIP in excess of his or her Target Award unless the Corporate Result exceeds 100%.

Additional Adjustments to Actual Awards:

A 5% reduction will be applied to the Actual Award otherwise earned by any executive who fails to meet the annual performance appraisal submission deadline. A separate 5% reduction will be applied to the Actual Award that would otherwise be earned by any executive who fails to timely complete mandatory training during the fiscal year.

Administration:

Actual Awards earned are paid on an annual basis approximately 45-60 days after fiscal year-end, but in all cases in compliance with the short term deferral exception from Section 409A of the Internal Revenue Code of 1986, as amended.  Participation in the AIP is at the discretion of the Committee, in consultation with Company management.  The Company reserves the right to interpret and to make changes to or withdraw the AIP at any time, subject to applicable legal requirements.  All terms and conditions of the AIP are subject to compliance with applicable law.

AIP CORPORATE RESULT MATRIX:

AIP Matrix		90% Gate	Revenue
Operting Profit $s		90%	91%	92%	93%	94%	95%	96%	97%	98%	99%	100%	101%	102%	103%	104%	105%	106%	107%	108%	109%	110%
75% Gate	125%	166%	168%	169%	171%	173%	175%	176%	178%	180%	182%	183%	186%	189%	192%	195%	198%	200%	200%	200%	200%	200%
	124%	163%	164%	166%	168%	170%	171%	173%	175%	177%	178%	180%	183%	186%	189%	192%	194%	197%	200%	200%	200%	200%
	123%	159%	161%	163%	164%	166%	168%	170%	171%	173%	175%	177%	180%	182%	185%	188%	191%	194%	197%	200%	200%	200%
	122%	156%	158%	159%	161%	163%	165%	166%	168%	170%	172%	173%	176%	179%	182%	185%	188%	191%	193%	196%	199%	200%
	121%	153%	154%	156%	158%	160%	161%	163%	165%	167%	168%	170%	173%	176%	179%	182%	184%	187%	190%	193%	196%	199%
	120%	149%	151%	153%	154%	156%	158%	160%	161%	163%	165%	167%	170%	172%	175%	178%	181%	184%	187%	190%	193%	196%
	119%	146%	148%	149%	151%	153%	155%	156%	158%	160%	162%	163%	166%	169%	172%	175%	178%	181%	183%	186%	189%	192%
	118%	143%	144%	146%	148%	150%	151%	153%	155%	157%	158%	160%	163%	166%	169%	172%	174%	177%	180%	183%	186%	189%
	117%	139%	141%	143%	144%	146%	148%	150%	151%	153%	155%	157%	160%	162%	165%	168%	171%	174%	177%	180%	183%	186%
	116%	136%	138%	139%	141%	143%	145%	146%	148%	150%	152%	153%	156%	159%	162%	165%	168%	171%	173%	177%	180%	183%
	115%	133%	134%	136%	138%	140%	141%	143%	145%	147%	148%	150%	153%	156%	159%	162%	164%	167%	170%	173%	176%	180%
	114%	129%	131%	133%	134%	136%	138%	140%	141%	143%	145%	147%	150%	152%	155%	158%	161%	164%	167%	170%	173%	176%
	113%	126%	128%	129%	131%	133%	135%	136%	138%	140%	142%	143%	146%	149%	152%	155%	158%	161%	164%	167%	170%	173%
	112%	123%	124%	126%	128%	130%	131%	133%	135%	137%	138%	140%	143%	146%	149%	152%	154%	157%	161%	164%	167%	170%
	111%	119%	121%	123%	124%	126%	128%	130%	131%	133%	135%	137%	140%	142%	145%	148%	151%	154%	157%	161%	164%	167%
	110%	116%	118%	119%	121%	123%	125%	126%	128%	130%	132%	133%	136%	139%	142%	145%	148%	151%	154%	157%	160%	164%
	109%	113%	114%	116%	118%	120%	121%	123%	125%	127%	128%	130%	133%	136%	139%	142%	145%	148%	151%	154%	157%	160%
	108%	109%	111%	113%	114%	116%	118%	120%	121%	123%	125%	127%	130%	132%	135%	138%	141%	145%	148%	151%	154%	157%
	107%	106%	108%	109%	111%	113%	115%	116%	118%	120%	122%	123%	126%	129%	132%	135%	138%	141%	145%	148%	151%	154%
	106%	103%	104%	106%	108%	110%	111%	113%	115%	117%	118%	120%	123%	126%	129%	132%	135%	138%	141%	145%	148%	151%
	105%	99%	101%	103%	104%	106%	108%	110%	111%	113%	115%	117%	120%	122%	125%	129%	132%	135%	138%	141%	144%	148%
	104%	96%	98%	99%	101%	103%	105%	106%	108%	110%	112%	113%	116%	119%	122%	125%	129%	132%	135%	138%	141%	144%
	103%	93%	94%	96%	98%	100%	101%	103%	105%	107%	108%	110%	113%	116%	119%	122%	125%	129%	132%	135%	138%	141%
	102%	89%	91%	93%	94%	96%	98%	100%	101%	103%	105%	107%	110%	113%	116%	119%	122%	125%	129%	132%	135%	138%
	101%	86%	88%	89%	91%	93%	95%	96%	98%	100%	102%	103%	106%	110%	113%	116%	119%	122%	125%	129%	132%	135%
	100%	83%	84%	86%	88%	90%	91%	93%	95%	97%	98%	100%	103%	106%	109%	113%	116%	119%	122%	125%	128%	132%
	99%	79%	81%	83%	84%	86%	88%	90%	91%	93%	95%	97%	100%	103%	106%	109%	113%	116%	119%	122%	125%	128%
	98%	76%	78%	79%	81%	83%	85%	86%	88%	90%	92%	94%	97%	100%	103%	106%	109%	113%	116%	119%	122%	125%
	97%	73%	74%	76%	78%	80%	81%	83%	85%	87%	88%	90%	94%	97%	100%	103%	106%	109%	113%	116%	119%	122%
	96%	69%	71%	73%	74%	76%	78%	80%	81%	83%	85%	87%	90%	94%	97%	100%	103%	106%	109%	113%	116%	119%
	95%	66%	68%	69%	71%	73%	75%	76%	78%	80%	82%	84%	87%	90%	93%	97%	100%	103%	106%	109%	112%	116%
	94%	63%	64%	66%	68%	70%	71%	73%	75%	77%	79%	81%	84%	87%	90%	93%	97%	100%	103%	106%	109%	112%
	93%	59%	61%	63%	64%	66%	68%	70%	71%	73%	76%	78%	81%	84%	87%	90%	93%	97%	100%	103%	106%	109%
	92%	56%	58%	59%	61%	63%	65%	66%	68%	70%	72%	74%	78%	81%	84%	87%	90%	93%	97%	100%	103%	106%
	91%	53%	54%	56%	58%	60%	61%	63%	65%	67%	69%	71%	74%	78%	81%	84%	87%	90%	93%	97%	100%	103%
	90%	49%	51%	53%	54%	56%	58%	60%	62%	64%	66%	68%	71%	74%	77%	81%	84%	87%	90%	93%	96%	100%
	89%	46%	48%	49%	51%	53%	55%	57%	59%	61%	63%	65%	68%	71%	74%	77%	81%	84%	87%	90%	93%	96%
	88%	43%	44%	46%	48%	50%	51%	53%	55%	57%	60%	62%	65%	68%	71%	74%	77%	81%	84%	87%	90%	93%
	87%	39%	41%	43%	44%	46%	48%	50%	52%	54%	56%	58%	62%	65%	68%	71%	74%	77%	81%	84%	87%	90%
	86%	36%	38%	39%	41%	43%	45%	47%	49%	51%	53%	55%	58%	62%	65%	68%	71%	74%	77%	81%	84%	87%
	85%	33%	34%	36%	38%	40%	42%	44%	46%	48%	50%	52%	55%	58%	61%	65%	68%	71%	74%	77%	80%	84%
	84%	29%	31%	33%	34%	36%	39%	41%	43%	45%	47%	49%	52%	55%	58%	61%	65%	68%	71%	74%	77%	80%
	83%	26%	28%	29%	31%	33%	35%	37%	39%	41%	44%	46%	49%	52%	55%	58%	61%	65%	68%	71%	74%	77%
	82%	23%	24%	26%	28%	30%	32%	34%	36%	38%	40%	42%	46%	49%	52%	55%	58%	61%	65%	68%	71%	74%
	81%	19%	21%	23%	25%	27%	29%	31%	33%	35%	37%	39%	42%	46%	49%	52%	55%	58%	61%	65%	68%	71%
	80%	16%	18%	20%	22%	24%	26%	28%	30%	32%	34%	36%	39%	42%	45%	49%	52%	55%	58%	61%	64%	68%
	79%	13%	14%	16%	18%	20%	23%	25%	27%	29%	31%	33%	36%	39%	42%	45%	49%	52%	55%	58%	61%	64%
	78%	9%	11%	13%	15%	17%	19%	21%	23%	25%	28%	30%	33%	36%	39%	42%	45%	49%	52%	55%	58%	61%
	77%	6%	8%	10%	12%	14%	16%	18%	20%	22%	24%	26%	30%	33%	36%	39%	42%	45%	49%	52%	55%	58%
	76%	3%	5%	7%	9%	11%	13%	15%	17%	19%	21%	23%	26%	30%	33%	36%	39%	42%	45%	49%	52%	55%
	75%	0%	2%	4%	6%	8%	10%	12%	14%	16%	18%	20%	23%	26%	29%	33%	36%	39%	42%	45%	48%	52%